UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 26, 2005
Date of Report (Date of earliest event reported)
ALLERGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of principal executive offices) (Zip Code)
(714) 246-4500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 26, 2005, Karen R. Osar resigned as a member of the Board of Directors of Allergan, Inc. (“Allergan”) and all committees thereof, including her position as the Chairperson of the Audit and Finance Committee of the Board of Directors and her position as a member of the Organization and Compensation Committee of the Board of Directors. Ms. Osar has served as a member of the Board of Directors since 1998. There were no disagreements between Ms. Osar and Allergan on any matter relating to Allergan’s operations, policies or practices.
     In conjunction with Ms. Osar’s resignation, Russell T. Ray was appointed as the Chairperson of the Audit and Finance Committee of the Board of Directors. Mr. Ray was elected to the Board of Directors in 2003 and also serves on the Organization and Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: September 27, 2005	By:	/s/ Douglas S. Ingram
	Name:	Douglas S. Ingram
	Title:	Executive Vice President, General Counsel and Secretary